Exhibit 99.1

Azenta Life Sciences Announces Leadership Transition to Accelerate Gene Synthesis Strategy and Multiomics Execution

BURLINGTON, MA – April 7, 2026 – Azenta, Inc. (Nasdaq: AZTA) today announced the appointment of Trey Martin as President of its Multiomics business, effective April 6, 2026. In this role, Mr. Martin will lead the Multiomics organization and report to John Marotta, Azenta’s President and Chief Executive Officer.

This appointment is aimed at accelerating execution of Azenta’s Multiomics long-range plan, outlined at its December 2025 Investor Day, with a continued focus on scaling global synthesis capabilities, strengthening operational excellence, enhancing commercial discipline, and driving profitable growth across the integrated Multiomics platform to support broader market adoption and performance.

Ginger Zhou will step down from her role as President of the Multiomics business and will continue to support the Company in an advisory capacity through November 2026 to ensure continuity and a smooth transition as the business advances into its next phase of execution.

“Trey is exceptionally well positioned to lead the next phase of our Multiomics strategy,” said John Marotta, President and CEO. “He brings more than 30 years of leadership experience across life sciences operations, with deep expertise in scaling global synthesis and genomics platforms and a proven track record of building and operating complex, high-growth businesses. We are confident Trey is the right leader to accelerate our long‑range plan and further strengthen the Multiomics platform. I would also like to thank Ginger for her leadership and for helping establish a strong foundation for the Multiomics business as we enter this next phase.”

Mr. Martin most recently served as Chief Executive Officer and a member of the Board of Directors of Maravai Life Sciences, where he led strategic and operational transformation across a multi-segment life sciences platform. Prior to Maravai, he served in senior leadership roles at Danaher Corporation, including Senior Vice President, Genomic Medicines, and President of Integrated DNA Technologies (IDT). Mr. Martin joined Danaher following their 2018 acquisition of IDT, after helping to lead the sale process. Prior to acquisition, Mr. Martin spent more than two decades at IDT in positions of increasing responsibility where he helped drive global expansion through organic and inorganic growth investments, sustaining double-digit growth for the entire period. Mr. Martin holds a bachelor’s degree in biochemistry from the University of Iowa.

“I am excited to join Azenta and lead the Multiomics team,” said Trey Martin. “The business has a strong foundation with deep global expertise and an important role enabling scientists from foundational research to the clinic. I see tremendous opportunities to further differentiate and scale Azenta’s unique genomics services and synthesis capabilities to meet the evolving needs of our global customers. I am eager to hit the ground running to execute our strategic priorities, drive operational excellence, and deliver sustainable, profitable growth.”

About Azenta Life Sciences

Azenta, Inc. (Nasdaq: AZTA) is a leading provider of life sciences solutions worldwide, enabling life science organizations around the world to bring impactful breakthroughs and therapies to market faster. Azenta provides a full suite of reliable cold-chain sample management solutions and multiomics services across areas such as drug development, clinical research and advanced cell therapies for the industry's top pharmaceutical, biotech, academic and healthcare institutions globally. Our global team delivers and supports these products and services through our industry-leading brands, including GENEWIZ, FluidX, Ziath, 4titude, Limfinity, Freezer Pro, and Barkey.

Azenta is headquartered in Burlington, MA, with operations in North America, Europe and Asia. For more information, please visit www.azenta.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations related to its Multiomics strategy, execution priorities, and future updates following a leadership transition. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, among others, those described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

INVESTOR CONTACT for Azenta Life Sciences:

Yvonne Perron

Vice President, Financial Planning & Analysis and Investor Relations

ir@azenta.com

Maria Isabel Cuartas

Manager, Investor Relations

ir@azenta.com